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                                                                   Exhibit 10.12

                               SECURITY AGREEMENT

     THIS SECURITY AGREEMENT (this "Agreement") is made as of April 3, 2003, by and among FRONTLINE COMMUNICATIONS CORP., a Delaware corporation ("Frontline"); PROYECCIONES Y VENTAS ORGANIZADAS, S.A. DE C.V. ("Provo" and together with Frontline, individually a "Grantor" and collectively, the "Grantors"); VENTURA MARTINEZ DEL RIO ARRANGOIZ ("Arrangoiz") and VENTURA MARTINEZ DEL RIO REQUEJO ("Requejo", and together with Arrangoiz, collectively, the "Secured Parties").

                                    RECITALS

     WHEREAS, concurrently herewith Frontline, Provo, Requejo and Arrangoiz are entering into a certain Stock Purchase Agreement (the "Stock Purchase Agreement"), whereby Frontline is acquiring from the Secured Parties all of the issued and outstanding capital stock of Provo in consideration of certain shares Series C Preferred Stock of Frontline. Capitalized terms used herein and not defined are used with the meanings ascribed thereto in the Stock Purchase Agreement and Certificate of Designation of Series C Convertible Preferred Stock (the "Certificate of Designation").

     WHEREAS, subject to the terms of the Stock Purchase Agreement and the Secured Note of even date herewith (the "Note"), the Company's obligations under the Note may arise on the Conversion Date (as defined in the Stock Purchase Agreement). Each of the Grantors has agreed to enter into this Security Agreement in order to induce the Secured Parties to enter into the Stock Purchase Agreement and the Note.

     WHEREAS, each of the Grantors is the owner of the type and number of issued and outstanding shares of capital stock and other equity interests (the "Equity Interests") set forth opposite the name of such Grantor in Part A of Schedule I hereto and issued by the Persons named therein (the "Initial Pledged Interests").

     WHEREAS, it is a condition precedent to the entering into the Stock Purchase Agreement, that each of the Grantors shall have granted the assignment and security interest and made the pledge and assignment contemplated by this Agreement. Each of the Grantors will derive substantial direct and indirect benefit from the transactions contemplated by the Transaction Documents.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     Section 1. The Security Interests.

     (a) In order to secure the performance of each of the Grantors' obligations under the Stock Purchase Agreement and the Note issued thereunder (collectively the "Obligations"), each of the Grantors hereby assigns and pledges to the Secured Parties, and hereby grants to the Secured Parties, a





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lien on and security interest in the property and assets set forth on Exhibit A hereto, in each case, as to each type of property and assets described therein, whether now owned or hereafter acquired by such Grantor, wherever located, and whether now or hereafter existing or arising (collectively, the "Collateral").

     (b) The security interest granted pursuant to this Section 1 (the "Security Interest") is granted as security only and shall not subject the Secured Parties to, or transfer to the Secured Parties, or in any way affect or modify, any obligation or liability of each of the Grantors under any of the Collateral or any transaction which gave rise thereto.

     Section 2. Filing; Further Assurances.

     (a) Each of the Grantors will, at its expense, execute, deliver, file and record (in such manner and form as the Secured Parties may require), or permit the Secured Parties to file and record, any financing statements, or this Security Agreement (which the parties hereto agree shall be sufficient as a financing statement hereunder), any specific assignments or other paper that may be necessary or desirable, or that the Secured Parties may reasonably request, in order to create, perfect or validate the Security Interest or to enable the Secured Parties to exercise and enforce its rights and remedies hereunder or under applicable law with respect to any of the Collateral.

     (b) The Secured Parties may at any time and from time to time, without the any of the Grantors' further signature or authorization file financing statements, continuation statements and amendments thereto that describe the Collateral as specified herein and that contain any other information required by Article 9 of the Uniform Commercial Code, in effect from time to time, (the "UCC") for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment, including whether any of the Grantors is an organization, the type of organization and any organization identification number issued to the Grantors. Each of the Grantors agrees to furnish any such information to the Secured Parties promptly upon request.

     (c) Each of the Grantors shall at any time and from time to time take such steps as the Secured Parties may reasonably request for the Secured Parties (i) to obtain an acknowledgement, in form and substance satisfactory to the Secured Parties, of any bailee having possession of any of the Collateral that the bailee holds such Collateral for the Secured Parties and (ii) otherwise to insure the continued perfection and priority of the Secured Parties' Security Interest and of the preservation of the Secured Parties' rights therein, including, without limitation, taking such steps as reasonably requested by Secured Parties to preserve the Secured Parties' perfected Security Interests in any portion of the Collateral located in Mexico or otherwise outside of any jurisdiction where the financing statements on record prior to any such re-location are insufficient to preserve the Secured Parties' perfected Security Interest in such portion of the Collateral.

     Section 3. Grantors' Representations and Warranties.

     Each of the Grantors hereby represents and warrants to the Secured Parties as follows:


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     (a) It is duly incorporated and in good standing under the laws of its respective jurisdiction of incorporation (to the extent that the concept of good standing is provided for in the laws of its jurisdiction of incorporation), and has power to enter into and perform this Agreement and has taken all necessary corporate action to authorise the execution, delivery and performance of this Agreement; and (b) the execution, delivery and performance of this Agreement will not (i) contravene any law or regulation to which each of the Grantors is subject or any provision of its charter documents, or (ii) cause any of the Grantors to be in breach of or default under any agreement binding on it or any of its assets; or (iii) except as provided in the Stock Purchase Agreement, no material litigation or administrative proceedings before, by or of any court or governmental authority is pending or threatened against it or any of its assets.

     (b) Each of the Grantors is, or, to the extent any Collateral is acquired by any of the Grantors after the date hereof will be, the legal and beneficial owner of the Collateral pledged by the Grantors, free and clear of any lien, security interest, option, or other charge or encumbrance except for the security interest created by this Agreement.

     (c) No financing statement covering the Collateral is on file in any public office, other than the financing statements filed pursuant to this Security Agreement.

     (d) The pledge of the Collateral pursuant to this Agreement creates a valid and perfected first priority lien on and security interest in the Collateral, enforceable against all third parties.

     (e) No portion of the Collateral is, or during the term of this Agreement will be, subject to any right of first refusal or similar restriction, other than statutory or legal restrictions under Applicable Law, which could affect the ability of any purchaser from the Secured Parties to sell the same. The term "Applicable Law" shall mean with respect to any Person, all applicable laws, statutes, treaties, rules, codes, ordinances, regulations, certificates, orders, interpretations, licenses and permits of any applicable governmental authority, and all applicable judgments, decrees, injunctions, writs, orders, determinations, awards or other similar actions of any applicable court, arbitrator or other administrative, judicial or quasi-judicial tribunal or agency of competent jurisdiction (including those pertaining to health, safety or the environment), binding upon or applicable to such Person or any of its Subsidiaries or to any of their property, assets or businesses.

     (f) That portion of the Collateral comprised of Equity Interests are fully paid, validly issued and non assessable.

     (g) No consent or approval of any governmental body or regulatory authority is or will be necessary to the validity of the rights created hereunder, other than those that have been previously obtained.

     Section 4. Grantors' Covenants.

     Each of the Grantors hereby covenants and agrees with the Secured Parties that such Grantors will, from the date hereof:


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     (a) Defend the Collateral against all claims and demands of all persons at any time claiming any interest therein.

     (b) Provide the Secured Parties, at least 10 business days prior to occurrence, with written notice of (i) any change in any of the Grantors' chief executive office, (ii) a change of the jurisdiction in which the Grantors is incorporated and (iii) the movement or relocation of all or any portion of the Collateral to a new location within the United States.

     (c) Provide the Secured Parties, at least 30 business days' prior to the occurrence thereof, with written notice of the movement or relocation of all or any portion of the Collateral to a location outside of the United States.

     (d) Keep the Collateral free from any adverse security interest and in good order and repair, reasonable wear and tear excepted, and not waste or destroy the Collateral or any part thereof and make the Collateral available for inspection by the Secured Parties at all reasonable times.

     (d) Not use the Collateral in violation of applicable law or of any policy of insurance applicable thereto.

     (e) Promptly pay any and all taxes, assessments and governmental charges upon the Collateral prior to the date penalties are attached thereto, except to the extent that such taxes, assessments and charges shall be contested in good faith by such Grantors, adequate reserves have been set aside therefor, and payment of such contested taxes made prior to the institution of any enforcement proceeding which could adversely affect the Security Interests or the Collateral.

     (f) Cause Provo and its Subsidiaries not to issue any stock or other securities in addition to or in substitution for the Equity Interests issued by Provo and its Subsidiaries, except to the Grantors. In addition, each of the Grantors agrees that it will pledge to the Secured Parties, immediately upon its acquisition (directly or indirectly) thereof, any and all additional shares of stock or other securities of Provo and/or any of its Subsidiaries.

     Section 5. Records Relating to Collateral.

     Frontline will keep its records concerning the Collateral at its principal office located at One Blue Hill Plaza, 7th Floor, Pearl River, New York 10965. Provo will keep its records concerning the Collateral at its principal office located at Manzanillo 130, Colonia Roma Sur, Mexico City, 06760 Mexico. Each of the Grantors will hold and preserve such records and will permit the Secured Parties' representatives at any time during normal business hours to examine and inspect the Collateral and to make abstracts from such records, and will furnish to the Secured Parties such information and reports regarding the Collateral as the Secured Parties may from time to time reasonably request.


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     Section 6. Events of Default.

     The Secured Parties shall be entitled to exercise any or all of their remedies under this Agreement only in the event of default. An "Event of Default" will be deemed to have occurred under this Agreement upon the occurrence of any one or more of the following:

     (a) Frontline shall fail to make any monetary payment under the Note to the Secured Parties when due and payable.

     Section 7. Certain Remedies.

     (a) The Secured Parties may exercise in respect of the Collateral, in addition to the other rights and remedies provided for herein, in the Transaction Documents or in any other instrument or agreement securing, evidencing or otherwise relating the Obligations of each of the Grantors or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC and also may:

          (i) require any of the Grantors to, and each of the Grantors hereby agrees that it will, at its sole expense and upon request of the Secured Parties forthwith, assemble all or part of its Collateral capable of being assembled as directed by the Secured Parties and make it available to the Secured Parties at a place to be designated by the Secured Parties that is reasonably convenient to both parties;

          (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Secured Parties' offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Secured Parties may deem commercially reasonable;

          (iii) occupy any premises owned or leased by any of the Grantors where the Collateral or any part thereof is assembled or located for a reasonable period of time in order to effectuate the rights and remedies afforded to the Secured Parties under this Agreement and the other Transaction Documents or under any Applicable Law, without obligation to such Grantor in respect of such occupation;

          (iv) transfer all or any part of the Collateral into the Secured Parties' name or the name of one or more of its nominees; and

          (v) notify the Grantors that all of its rights to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise with respect to the Equity Interests comprising part of the Collateral pursuant to
               Section 15 shall cease and, upon such notice, all such rights shall become vested


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               in the Secured Parties, who shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights.

     (b) Each of the Grantors hereby agrees that, to the extent notice of sale shall be required by Applicable Law, at least ten days' prior notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Secured Parties shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Secured Parties may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Any of the Collateral may be sold, leased or otherwise disposed of in the condition in which the same existed when taken by the Secured Parties or after any overhaul or repair which the Secured Parties shall determine to be commercially reasonable.

     (c) If the Secured Parties shall determine to exercise their right to sell any or all of the Collateral pursuant to this Section 7, each of the Grantors shall, upon the written request of the Secured Parties therefor, furnish to the Secured Parties all such information as the Secured Parties may reasonably request in order to determine the number of shares and other instruments included in such Collateral that may be sold by the Secured Parties in transactions exempt under the Securities Act or any similar Applicable Law in effect from time to time in any relevant jurisdiction.

     (d) Each of the Grantors agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make the sale or sales of all or any portion of the Security Collateral pursuant to this Section 7 valid and binding and in compliance with any and all Applicable Law. Each of the Grantors further agrees that a breach of any of the covenants contained in subsection (a) of this Section 7 will cause irreparable injury to the Secured Parties, that the Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in subsection (a) of this
Section 7 shall be specifically enforceable against such Grantor by the Secured Parties, and each of the Grantors hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants, except for a defense that no Event of Default has occurred and is continuing.

     (e) Each purchaser of all or any part of the Collateral at any such sale that has been made in accordance with all Applicable Law shall hold the property sold absolutely free from any claim, encumbrance or other right on the part of any of the Grantors, and each of the Grantors hereby waives, to the fullest extent permitted by Applicable Law, all rights of redemption, stay and/or appraisal that it now has or may at any time in the future have under any Applicable Law now existing or hereafter enacted with respect to any such sale.

     (f) All proofs of claim, rights of action and rights to assert claims under this Agreement or any of the other Transaction Documents may be enforced by the Secured Parties without the possession of the Note (or any document or instrument substituting the Note) at any proceeding instituted by the Secured Parties.

     (g) All cash held by or on behalf of the Secured Parties as Collateral and all cash proceeds received by or on behalf of the Secured Parties in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Secured Parties, be held


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by the Secured Parties as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Secured Parties pursuant to Section 8) in whole or in part by the Secured Parties, against all or any part of the Obligations in the order of priority set forth in Section 8 or, to the extent not expressly provided therein, in such order as the Secured Parties shall elect.

     (h) The Secured Parties may exercise any and all rights and remedies of any of the Grantors under or in connection with the Assigned Agreements (as defined below) and the Receivables (as defined below) or otherwise in respect of the Collateral (including, without limitation, any and all rights of any such Grantors to demand or otherwise require payment of any amount under, or performance of any provision of, any of the Assigned Agreements, the Receivables or the Related Contracts or any other Collateral).

     (i) In the event of any sale, assignment or other disposition of any of the Intellectual Property Collateral, the goodwill of the business connected with and symbolized by any of the Trademarks subject to such disposition will be included, and each of the Grantors will supply the Secured Parties or its designee with such Grantor's know-how and expertise, and with documents and things embodying the same, subject to such sale, assignment or other disposition, and such Grantor's customer lists and other records and documents relating to such Intellectual Property Collateral.

     (j) Upon the occurrence and continuance of an Event of Default, all payments received by any of the Grantors under, in connection with, or in respect of, any of the Collateral shall be received and held by such Grantor in trust for the benefit of the Secured Parties, shall be segregated from the other property and funds of such Grantor and shall be delivered forthwith to the Secured Parties in the same form as so received (with any necessary endorsement or assignment).

     (k) The Secured Parties may, at any time or from time to time, charge, set off and otherwise apply all or any part of the Obligations against any funds of any of the Grantors held by them. Each of the Secured Parties hereby agrees promptly to notify the applicable Grantor after any such charge, set-off or other application is made by the Secured Parties; provided, however, that the failure to give such notice shall not affect the validity of such charge, set-off or other application.

     Section 8. Application of Collateral and Proceeds.

     The proceeds of any sale of, or other realization upon, all or any part of the Collateral shall be applied in the following order of priorities:

     (a) first, to pay the expenses of such sale or other realization, including reasonable commission to the Secured Parties' third party selling agent, and all reasonable expenses, liabilities and advances incurred or made by the Secured Parties in connection therewith, and any other unreimbursed expenses for which the Secured Parties is to be reimbursed pursuant to Section 14 hereof, including, without limitation, reasonable attorney's fees and expenses;

     (b) second, to the payment of amounts due under the Note and any fees or expenses incurred in connection therewith in such order and manner as the Secured Parties, in their sole discretion, shall determine; and


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     (c) finally, unless Applicable Law otherwise provides, to pay to the
Grantors, or its successors or assigns, or as a court of competent jurisdiction may direct, any surplus then remaining from such proceeds.

Each of the Grantors shall remain liable for any deficiency resulting from a sale of the Collateral and shall pay such deficiency forthwith upon demand.

     Section 9. Acknowledgement Relating to certain Collateral.

     Each of the Grantors recognizes and hereby acknowledges that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws (or other similar Applicable Law of other relevant jurisdictions), the Secured Parties may be compelled with respect to any sale of all or any part of the Collateral comprised of Equity Interests that are not registered under the Securities Act to limit the purchasers thereof to those Persons who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Each of the Grantors hereby further acknowledges that any such private sale may be at a price and on terms less favorable to the Secured Parties than those obtainable through a public sale without such restrictions (including, without limitation, a public offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances, each of the Grantors hereby agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Secured Parties shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or any applicable state securities laws (or other similar Applicable Law of other relevant jurisdictions), even if any of the Grantors would agree to do so. Each of the Grantors hereby waives any claims against the Secured Parties arising by reason of the fact that the price at which any Collateral, may have been sold at such a private sale was less than the price that might have been obtained at a public sale, even if the Secured Parties accepts the first offer received and does not offer such Collateral to more than one offeree.

     Section 10. Secured Parties Appointed Attorney-in-Fact. Each of the Grantors hereby irrevocably appoints each of the Secured Parties Agent as each of the Grantors' attorney-in-fact, with full authority in the place and stead of each of the Grantors and in the name of each of the Grantors or otherwise, from time to time in the Secured Parties' discretion, to take any action and to execute any instrument that the Secured Parties may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, indorse, and collect all instruments made payable to each of the Grantors representing any dividend or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

     Section 11. The Secured Parties May Perform. If any the Grantors fails to perform any agreement contained herein, each of the Secured Parties may itself perform, or cause performance of, such agreement, and the expenses of the Secured Parties incurred in connection therewith shall be payable by such Grantors.

     Section 12. The Secured Parties' Duties. The powers conferred on each of the Secured Parties hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon


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such Secured Party to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for monies and for other properties actually received by it hereunder, each of the Secured Parties shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders, or other matters relative to any Collateral, whether or not such Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral. Each of the Secured Parties shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral in its possession if it takes such action for that purpose as the Grantors may request in writing, but failure of the Secured Parties to comply with any such request shall not itself be deemed a failure to exercise reasonable care. The Secured Parties shall also be deemed to have exercised reasonable care in the custody and preservation of any Collateral in their possession if such Collateral is accorded treatment substantially equal to that which each of the Secured Parties accords its own property of like kind.

     Section 13. Security Interest Absolute.

     (a) The obligations of each of the Grantors under this Agreement are independent of the Obligations, and a separate action or actions may be brought and prosecuted against such Grantors to enforce this Agreement, irrespective of whether any action is brought against it under any of the other Transaction Documents. All rights of the Secured Parties and security interests hereunder, and all obligations of each of the Grantors hereunder, shall be absolute and unconditional irrespective of (but not limited to) the occurrence of any of the following:

          (i) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Transaction Documents;

          (ii) any taking, exchange, release, or non-perfection of any other Collateral, or any taking, release, or amendment or waiver of or consent or departure from any guaranty, for all or any of the Obligations;

          (iii) any manner of application of Collateral, or proceeds thereof, to all or any of the Obligations, or any manner of sale or other disposition of any collateral for all or any part of the Obligations, or any other assets of Grantors;

          (iv) any change, restructuring, or termination of the corporate structure or existence of any of the Grantors or any of its direct or indirectly held Subsidiaries, or

          (v)  the existence of any defense in respect of the Obligations.

     (b) This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by the Secured Parties or by any other person upon the insolvency, bankruptcy or reorganization of any of the Grantors or otherwise, all as though such payment had not been made, and each of the Grantors hereby unconditionally and irrevocably agrees that it will indemnify the Secured Parties, upon demand, for all


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of the costs and expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by the Secured Parties in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, a fraudulent transfer or a similar payment under any bankruptcy, insolvency or similar Applicable Law.

     Section 14. Expenses; the Secured Parties' Lien.

     Each of the Grantors will forthwith upon demand pay to the Secured Parties the amount of any and all reasonable out-of-pocket expenses, including reasonable attorneys' fees and the reasonable fees and disbursements of any agents not regularly in its employ, which the Secured Parties may incur in connection with the collection, sale or other disposition of any of the Collateral or any default on any of the Grantors' part hereunder.

     Section 15. Voting Rights; Dividends; Etc

     (a) Subject to paragraph (c) of this Section 15, Frontline and/or Provo shall be entitled to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Equity Interests conforming the Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement; provided, however, that Frontline or Provo shall not exercise or refrain from exercising any such right if such action constitutes, could result or could reasonably be expected to result in, a material adverse effect on the value of the Collateral or any material part thereof.

     (b) The Secured Parties shall execute and deliver (or cause to be executed and delivered) to the applicable Grantor all such revocable proxies and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and other rights that it is entitled to exercise pursuant to paragraph (a) of this Section 15.

     (c) Upon the occurrence and during the continuance of any Event of Default, the Secured Parties shall have the right, upon prior written notice to the
Grantors:

          (i) to terminate all rights of the Grantors to exercise or refrain from exercising the voting and other consensual rights that they would otherwise be entitled to exercise pursuant to paragraph (a) of this Section 15, and all such rights shall thereupon become vested in the Secured Parties, which shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights;

          (ii) to revoke any proxies and other instruments delivered to the Grantors pursuant to paragraph (b) of this Section 15; and


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          (iii) to cause any or all of the Collateral comprised of Equity
               Interests, to be transferred of record into the name of the Secured Parties or their nominee.

     Section 16. Termination of Security Interests; Release of Collateral.

     Upon the repayment and performance in full of the Obligations, the Security Interests shall terminate and all rights to the Collateral shall revert to the Grantors. Upon any such termination of the Security Interests or release of Collateral, the Secured Parties will, at the Grantors' expense to the extent permitted by law, execute and deliver to the Grantors such documents as the Grantors shall reasonably request to evidence the termination of the Security Interests or the release of such Collateral, as the case may be.

     Section 17. Waivers; Non-Exclusive Remedies.

     (a) Except as otherwise specifically provided herein, each of the Grantors hereby waives demand, notice, protest, notice of acceptance of this Security Agreement, notice of loans made, credit extended, collateral received or delivered or other action taken in reliance hereon (and all other demands and notice of any description). With respect to both the Obligations and the Collateral, each of the Grantors hereby assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of Collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as the Secured Parties may deem advisable.

     (b) Except as otherwise provided by Applicable Law, the Secured Parties shall not have any duty as to the collection or protection of the Collateral or any income thereon, nor as to the preservation of rights against prior parties, nor as to the preservation of any rights pertaining thereto beyond the safe custody of any Collateral in its possession. Except as otherwise provided by Applicable Law, each of the Secured Parties may exercise its rights with respect to the Collateral without resort or regard to other collateral or sources of reimbursement for liability. Except as otherwise provided by Applicable Law, the Secured Parties shall not be required to marshal any present or future security for (including, but not limited to, this Security Agreement and the Collateral subject to the Security Interests created hereby) the Obligations or any portion thereof, or to resort to such security in any particular order; and all of its rights hereunder and in respect of such security and guarantees shall be cumulative and in addition to all other rights, however existing or arising. To the extent that it lawfully may do so, each of the Grantors hereby agrees that it will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of the Secured Parties' rights under this Agreement or under any other instrument evidencing all or any portion of the Obligations or under which all or any portion of the Obligations are outstanding or by which all or any portion of the Obligations is secured, and, to the extent that it lawfully may do so, the Grantors hereby irrevocably waives the benefits of all such laws.

     (c) No failure on the part of the Secured Parties to exercise, and no delay in exercising, and no course of dealing with respect to, any right, power or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise by the Secured Parties of any right, power or remedy under this Agreement preclude any other right, power or remedy that they may have hereunder or at law or equity. The remedies in this Agreement are cumulative and are not exclusive of any other remedies provided by law or equity, including any rights of setoff in favor of the Secured Parties.

     (d) Each of the Grantors, hereby consents to the non-exclusive jurisdiction of the courts of the State of New York sitting in New York County and the United States District Court for the Southern District of New York for the purpose of any suit or proceeding brought in connection with or with respect to this Agreement.

     SECTION 18. WAIVER OF JURY TRIAL.

     EACH OF THE DEBTORS AND EACH OF THE LENDERS HEREBY EXPRESSLY WAIVES ITS RIGHT TO TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT.

     Section 19. Changes in Writing.

     Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

     Section 20. Governing Law; Meaning of Terms.

     This Agreement shall be construed in accordance with and governed by the laws of the State of New York applicable to contracts made and performed therein without giving effect to the conflicts or choice of law provisions thereof that would give rise to the application of the domestic substantive law of any other jurisdiction; except in any event to the extent that remedies provided by the laws of any jurisdiction other than the State of New York are governed by the laws of such jurisdiction. Unless otherwise defined herein, or unless the context otherwise requires, all terms used herein which are defined in the UCC as in effect in the State of New York have the meanings stated therein.

     Section 21. Severability.

     If any provision hereof is invalid or unenforceable in any jurisdiction, the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Secured Parties.

     Section 22. Successors and Assigns.

     This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     Section 23. Headings.

     The headings in this Agreement are for the purposes of reference only and shall not limit or otherwise affect the meaning hereof.

     Section 24. Counterparts.

     This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same agreement.

     IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto under seal all as of the day and year first above written.

                                           THE GRANTORS:

                                      FRONTLINE COMMUNICATIONS CORP.


                                      By: /s/
                                          -----------------------------------
                                          Stephen Cole-Hatchard
                                          Chief Executive Officer


                                      PROYECCIONES Y VENTAS
                                      ORGANIZADAS, S.A. DE C.V.


                                      By: /s/
                                          -----------------------------------
                                          Ventura Martinez del Rio Requejo
                                          Chief Executive Officer


                                          THE SECURED PARTIES:

                                          /s/
                                          --------------------------------------
                                          VENTURA MARTINEZ DEL RIO ARRANGOIZ

                                          /s/
                                          -----------------------------------
                                          VENTURA MARTINEZ DEL RIO REQUEJO

                                    EXHIBIT A

                                   Collateral

     (a) All of such Grantor's right, title and interest in and to all equipment in all of its forms (including, but not limited to, (i) all furniture, furnishings, trade fixtures, machinery and appliances and (ii) all production, manufacturing, distribution, selling, data processing, computer and office equipment (including, without limitation, notebooks, drawings, diagrams, plans, manuals, computer peripherals, hardware, firmware, software, data storage tapes, disks, diskettes and other computerized information)), all fixtures and all parts thereof and all accessions and additions thereto, parts and appurtenances thereof, substitutions therefor and replacements thereof (any and all such equipment, fixtures, accessions, additions, parts, appurtenances, substitutions and replacements being the "Equipment"); with the exception of Frontline's leased equipment and Frontline's equipment subject to pre-existing security interests.

     (b) All of such Grantor's right, title and interest in and to all inventory in all of its forms (including, but not limited to, (i) all raw materials and works in process therefor, finished goods thereof and materials used or consumed in the manufacture or production thereof, (ii) all goods in which such Grantor has an interest in mass or a joint or other interest or right of any kind (including, without limitation, goods in which such Grantor has an interest or right as consignee) and (iii) all goods that are returned to or repossessed or stopped in transit by such Grantor), and all accessions thereto and products thereof and documents therefor (any and all such inventory, accessions, products and documents being the "Inventory").

     (c) All of such Grantor's right, title and interest in and to the following (collectively, the "Security Collateral"):

     (i) the Initial Pledged Interests, whether or not evidenced by certificates, and all of the certificates, if any, representing such Initial Pledged Interests, all security therefor and all dividends, cash, instruments and other property and assets from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Initial Pledged Interests;

     (ii) all of the additional Equity Interests in any Person from time to time acquired by such Grantor in any manner and all other all investment property (together with the Initial Pledged Interests, the "Pledged Interests"), whether or not evidenced by certificates, and all of the certificates, if any, representing such additional Equity Interests, all security therefor, and all dividends, cash, instruments and other property and assets from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such additional Equity Interests and other investment property;

     (iii) all of the additional Indebtedness from time to time owed to such Grantor by any Person (other than trade and other accounts receivable owed to such Grantor in the ordinary course of its business, which are otherwise covered by Section (e)) (the "Pledged Debt"), whether or not evidenced by instruments, and all of the instruments, if any, evidencing such additional Indebtedness, all security therefor and all interest, cash, instruments and other property and assets from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such additional Indebtedness; and

     (v) all of the additional investment property (including, without limitation, all securities (whether certificated or uncertificated), security entitlements, security accounts, commodity contracts and commodity accounts, whether or not evidenced by certificates or instruments, and all of the certificates and instruments, if any, representing or evidencing such additional investment property, all security therefor and all dividends, interest, distributions, value, cash, instruments and other property and assets from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such additional investment property;

     (d) All of such Grantor's right, title and interest in, to and under each of the agreements listed on Schedule II hereto to which such Grantor is now or may hereafter become a party, in each case as such agreement may be amended, supplemented or otherwise modified from time to time (collectively, the "Assigned Agreements"), including, without limitation, (A) all rights of such Grantor to receive moneys due and to become due under or pursuant to the Assigned Agreements, (B) all rights of such Grantor to receive proceeds of any insurance, indemnity, warranty or guarantee with respect to the Assigned Agreements or any other instrument, agreement or document delivered pursuant thereto, (C) all claims of such Grantor for damages arising out of or for breach of or default under the Assigned Agreements and (D) all rights of such Grantor to terminate the Assigned Agreements, to perform thereunder and to compel performance and otherwise to exercise all remedies thereunder (any and all such agreements, rights and claims being the "Agreement Collateral");

     (e) All of such Grantor's right, title and interest in and to all accounts, contract rights, chattel paper, instruments, deposit accounts, payment intangibles and general intangibles, and all other rights and obligations of any kind, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services, and whether or not earned by performance (including, without limitation, any right with respect to workers' compensation or other deposits made by such Grantor and any right to receive tax refunds or other refunds, reimbursements or payments from any governmental authority), and all rights in and to all security agreements, leases and other contracts securing or otherwise relating to any such accounts, contract rights, chattel paper, instruments, deposit accounts, general intangibles or other rights or obligations (any and all such accounts, contract rights, chattel paper, instruments, deposit accounts, general intangibles and other rights and obligations, to the extent not referred to in subsection (c), (d), (e), (g),
(h), (i), or (j) hereof, being the "Receivables".

     (g) All of such Grantor's right, title and interest in and to all general intangibles (other than general intangibles for money due or to become due, which are covered by subsection (e), and other than any of the Intellectual Property Collateral (as hereinafter defined), which is covered by subsections
(h), (i), and (j) of this Exhibit A), including, but not limited to, (i) all Equity Interests in and to any Person, (ii) all Governmental Authorizations,
(iii) all certificates, records, circulation lists, subscriber lists, advertiser lists, supplier lists, customer lists, customer and supplier contracts, sales orders, purchasing records and other rights, privileges and goodwill obtained or used in connection with the Collateral, (iv) all processes, practices, techniques, procedures, trade secrets, know-how and other information and data (including, without limitation, all designs, drawings, compilations of data, specifications and assembly procedures) and (v) the right to sue or otherwise recover for any and all past, present and future infringements, misappropriations and other violations thereof (any and all such general intangibles being the "Propriety Works").

     (h) all of such Grantor's right, title and interest in and to (i) all copyrights (including, without limitation, all sales literature, promotional literature, software, mask works, databases and firmware), whether statutory or common law, and whether or not the underlying works of authorship have been published, (ii) all copyright registrations and copyright applications (including, without limitation, each of the copyright registrations and copyright applications set forth opposite the name of such Grantor in Part A of
Schedule III hereto) and all works of authorship and other intellectual property rights therein, (iii) all copyrights of works based on, incorporated in, derived from or relating to works covered by such copyrights, (iv) all rights to make and exploit all derivative works based on or adopted from works covered by such copyrights, and (v) any extensions or renewals thereof, including, but not limited to, (A) the right to print, publish and distribute any of the foregoing,
(B) all commercial tort claims and the right to sue or otherwise recover for any and all other past, present and future infringements, misappropriations and other violations thereof, (C) all income, royalties, damages, settlements and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages, settlements and payments for past or future infringements thereof) and (D) all rights corresponding thereto throughout the world and all other rights of such Grantor of any kind whatsoever accruing thereunder or pertaining thereto (any and all such copyrights, works of authorship, copyrights of works, rights to make or exploit, copyright registrations, copyright applications, extensions and renewals being the "Copyrights");

     (i) all of such Grantor's right, title and interest in and to (i) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious names, trade dress, service marks, trade styles, logos and other designs or sources of business identifiers or other indicia of trade origin, (ii) all trademark and service mark registrations and applications for trademark or service mark registrations (including, without limitation, each registration and application set forth opposite the name of such Grantor in Part B of Schedule III hereto) and (iii) any and all extensions and renewals of or with respect to any of the foregoing, including, but not limited to, (A) all commercial tort claims and the right to sue or otherwise recover for any and all other past, present and future infringements, misappropriations and other violations thereof, (B) all income, royalties, damages, settlements and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages, settlements and payments for past or future infringements thereof) and (C) all rights of such Grantor corresponding thereto throughout the world and all other rights of such Grantor of any kind whatsoever accruing thereunder or pertaining thereto, together in each case with the goodwill of the business connected with the use of, and symbolized by, any or all of the foregoing throughout the world, but excluding any United States intent-to-use trademark application prior to the filing of a Statement of Use or an amendment to allege use in connection therewith to the extent that a valid lien and security interest may not be taken in such an intent-to-use application under applicable law (any and all such trademarks, service marks, trade names, corporate names, company names, business names, fictitious names, trade dress, service marks, trade styles, logos, designs, sources of business identifiers, indicia of trade origin, registrations, applications, extensions and renewals being the "Trademarks");

     (j) all of such Grantor's right, title and interest in and to all patents, patent applications and patentable inventions (including, without limitation, each patent and patent application set forth opposite the name of such Grantor in Part C of Schedule III hereto), including, but not limited to, (i) all inventions and improvements described and claimed therein, (ii) all commercial tort claims and the right to sue or otherwise recover for any other infringements and other violations thereof, (iii) all income, royalties, damages, settlements and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages, settlements and payments for past and future infringements thereof) and (iv) all rights corresponding thereto throughout the world and all reissues, divisions, continuations, continuations-in-part, provisional applications, substitutes, renewals and extensions thereof, all improvements thereon and all other rights of such Grantor of any kind whatsoever accruing thereunder or pertaining thereto (any and all such patents, patent applications, patentable inventions, reissues, divisions, continuations, continuations-in-part, provisional applications, substitutes, renewals, extensions, improvements and other rights being the "Patents"); and

     (k) all proceeds and supporting obligations of any and all of the foregoing Collateral (including, without limitation, proceeds that constitute property and assets of the types described in subsections (a) through (j) of this Exhibit A) and, to the extent not otherwise included, (i) all payments under insurance (whether or not the Administrative Agent is the loss payee thereof), or any indemnity, warranty or guarantee, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral and (ii) all cash. The Copyrights, Trademarks, Patents and Licenses are hereinafter collectively referred to as the "Intellectual Property Collateral";

provided, however, that notwithstanding anything herein to the contrary, the Collateral shall not include (i) any Contract, license or other agreement to the extent, but only to the extent, that the grant of a security interest therein would constitute a violation of a valid and enforceable restriction in favor of a third party, or would give any third party thereto a valid and enforceable right to terminate its obligations thereunder (in each case, after giving effect to Section 9-408 of the N.Y. Uniform Commercial Code and similar provisions of Applicable Law).

                                   Schedule I

                            Initial Pledged Interests

     192,000 common shares, par value of $50.00 Mexican Peso each, of Provo stock.

   It is expressly agreed that the Frontline common stock, preferred stock and other equity instruments do not constitute Initial Pledged Interests and are not subject to this Agreement.

                                   Schedule II

                               Assigned Agreements

                                  Schedule III

                              Intellectual Property